UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 27, 2016 (September 26, 2016)

GLOBAL SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-12681	13-3926714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hanover Square, 12th Floor
New York, NY 10005
(Address of principal executive offices) (Zip Code)

(212) 785-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

We refer to our Current Report on Form 8-K filed on May 13, 2016 (the "Prior Form 8-K"). As indicated in Item 1.01 of the Prior Form 8-K, on May 9, 2016, Global Self Storage, Inc. (the "Company"), through a wholly owned subsidiary, entered into an agreement with Gray Eagle Development, LLP (the "Seller") to acquire a self storage facility located in Fishers, Indiana (the "Property") for the sum of $7,700,000 (the "Agreement").

On September 26, 2016, the Company completed the acquisition of the Property for approximately $7,700,000 in cash. A portion of the proceeds from the Company's loan agreement with Insurance Strategy Funding IV, LLC, a special purpose vehicle of J.P. Morgan Investment Management, Inc., was used to complete the acquisition of the Property.

There is no material relationship between the Company, its subsidiary or any of its affiliates, or any director or officer of the Company, or any associate of any director or officer of the Company, and the Seller, other than in respect of the Agreement.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SELF STORAGE, INC.

By:	/s/ Mark C. Winmill
Name:	Mark C. Winmill
Title:	President

Date: September 27, 2016